UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 12, 2020
Waterstone Financial, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-36271	90-1026709
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11200 W Plank Ct, Wauwatosa, Wisconsin  53226
(Address of principal executive offices)

414-761-1000
Registrant’s telephone number, including area code:

Not Applicable
Former name or former address, if changed since last report

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 Par Value	WSBF	The NASDAQ Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities and Exchange Act of 1934.

◻	Emerging growth company
◻
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On May 12, 2020, the Audit Committee of the Board of Directors of Waterstone Financial, Inc. (the “Company”) concluded that the Company’s interim consolidated financial statements and related disclosures, contained in the Company’s Earnings Release for the period ended March 31, 2020, as filed on Form 8-K on April 28, 2020 should no longer be relied upon.  The accounting matters underlying the Audit Committee’s conclusion relate to the inclusion of the impact of a subsequent event that occurred on May 6, 2020. On that date, the Company was notified of an award for the plaintiff in a lawsuit in which the Company is defendant. The details of this lawsuit has been included in the notes to consolidated financial statements in previously filed financial statements under the heading Herrington et al. v. Waterstone Mortgage Corporation. On May 6, 2020, the arbitrator in this arbitration issued an award that would allow Herrington to recover $1.1 million in attorney fees and costs. The Company retains the right to challenge the award in Court, through a motion to vacate or modify the award. Even if the award is confirmed and a judgment is entered, it retains its appellate rights to challenge the award. The Company continues to assess its avenues for appeal, however, given these recent developments, the Company does believe that it has met the criteria with respect to recognizing a loss contingency under relevant accounting principles. As such, the Company has recorded a loss reserve with respect to this matter for approximately $1.1 million, as of March 31, 2020. As a result, relative to figures previously disclosed in the earnings release, net income was reduced by approximately $802,000 to $6.1 million for the three months ended March 31, 2020 and diluted earnings per share was reduced by $0.03 to $0.24 for the three months ended March 31, 2020.

The Company intends to file its Quarterly Report on Form 10-Q for the period ended March 31, 2020, containing interim consolidated financial statements, and related notes, for the period ended March 31, 2020, that will include the impact of the event noted above.  The Company intends to file its Quarterly Report on Form 10-Q by May 15, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Waterstone Financial, Inc.

Date: May 12, 2020	/s/ Mark R. Gerke
Name: Mark R. Gerke
Title: Chief Financial Officer